Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE PHATHOM PHARMACEUTICALS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO PHATHOM PHARMACEUTICALS, INC. IF PUBLICLY DISCLOSED.

4 September 2024

Phathom Pharmaceuticals, Inc	Theresa Ledbetter
100 Campus Drive, Suite 102	Evonik Corporation
Florham Park, NJ 07932	Director, Key Account Management and Sales
Drug Substance

Re: Letter Agreement (“Letter Agreement”) regarding Vonoprazan Commercial Supply Agreement made by and among Phathom Pharmaceuticals, Inc., a Delaware corporation located at 100 Campus Drive, Suite 102, Florham Park, NJ 07932 (“Purchaser”), Evonik Operations GmbH, a limited liability company located at Rodenbacher Chaussee 4, 63457 Hanau (Wolfgang), Germany (“Evonik GmbH” or “Supplier”) and Evonik Corporation, an Alabama corporation with offices located at 2 Turner Place, Piscataway, NJ 08854 (“Evonik US” or “Supplier”) effective as of August 1, 2022, as it has been amended to date (the “Agreement”)

We are writing to confirm that pursuant to Section 15.7 of the Agreement, the Parties have agreed to modify the Agreement as set forth herein. As used in this Letter Agreement, capitalized terms have the meanings assigned to them in the Agreement and references to “Sections” shall be to Sections of the Agreement. The Parties agree as follows:

1.
Section 3.11.2 of the Agreement entitles Supplier to order [***] quantity [***] months in advance of Product delivery based on Purchaser’s forecast, irrespective of whether the forecasted volumes of such campaign constitute a Firm Commitment. Notwithstanding the foregoing, Purchaser and Supplier hereby agree, on a one- time basis, to extend this time period to [***] months in order to allow for Supplier to purchase [***] to satisfy both December 2025 [***] demand from Purchaser’s August 2024 Forecast (see attached document titled ‘Evonik Forecast – 08-08-24.xlsx’) and verbal communication for November 2026 demand [***]. If, at the time the November 2026 demand becomes a Firm Commitment the Product volume is lower than [***], the Parties agree this will be managed as outlined in Section 3.11.2 of the Agreement or in accordance with an alternate approach as mutually agreed by the Parties.

2.
Except for the potential payment contemplated by Section 3.11.2 for a reduction from ordered quantity to Firm Commitment, Purchaser shall not be required to provide Supplier a Prepayment earlier than outlined in Section 4.3.3 of the Agreement.

Except as expressly provided in this Letter Agreement, all other terms, conditions, and provisions of the Agreement shall continue in full force and effect as provided therein. This Letter Agreement shall be governed by and construed in accordance with the laws of the state of New Jersey without regard to the conflict of law provisions thereof.

This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute together the same instrument. Any such counterparts executed and/or transmitted electronically, including scanned signed documents or digital signatures, shall bind the Parties to the same extent as documents with original signatures.

IN WITNESS WHEREOF, the Parties have confirmed their acceptance of the contents of this Letter Agreement.

Evonik Operations GmbH Evonik Operations GmbH

By: /s/ Tim Pohlman By: /s/ Marcus Andresen

Name: Tim Pohlmann Name: Marcus Andresen

Title: Sr. Director CDMO Project Business Title: Senior Legal Counsel

Evonik Corporation Phathom Pharmaceuticals, Inc.

By: /s/ Stefan Randl By: /s/ Jay Buchanan

Name: Stefan Randl Name: Jay Buchanan

Title: VP PL Drug Substance Title: VP, Manufacturing & Supply Chain

Evonik Forecast

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